                                                                Exhibit 99(b)(4)

                        -------------------------------

                                  PROJECT EMMA

                        -------------------------------

                     Presentation to the Board of Directors

                                  June 24, 1999
================================================================================
                           Berenson Minella & Company

                                  PROJECT EMMA
================================================================================
                                Table of Contents

      I.    Transaction Summary

      II.   Analysis of PIK Preferred Stock

      III.  Summary Stock Price Performance

      IV.   Summary Valuation Analyses

Appendix A. Internet Portfolio Summary and Valuation
Appendix B. Trading Comparison of Selected Comparable Companies
Appendix C. Selected North American Printing M&A Transactions
Appendix D. Discounted Cash Flow Analysis
Appendix E. Premiums Paid Analysis
Appendix F. Leveraged Buyout Analysis (Thomas H. Lee Company Structure)

                                                         Berenson Minella
======================================================== ================ ======

                ================================================

                               Transaction Summary

                ================================================

                                  PROJECT EMMA
================================================================================
                               Transaction Summary

The following summary describes the major economic terms of the proposed transaction (the "Merger") between Daisy (the "Company") and Daisy Merger Corp. ("MergeCo"). The specific terms and mechanics of the Merger are more fully described in the Agreement and Plan of Merger (the "Merger Agreement") and the ancillary documents thereto, with the most recent drafts of which we received on June 23, 1999.

o Through the Merger, MergeCo will be merged with and into the Company. The Merger will be recorded as a recapitalization for financial reporting purposes.

o At closing, each outstanding Daisy share, including those from the conversion of outstanding QUIPS and options but excluding the Retained Shares, will be exchanged for (i) $30.00 in Cash and (ii) $5.25 in PIK Preferred Stock (0.0525 shares of PIK Preferred with a liquidation preference of $100) with Warrants (the "Non-Cash Consideration").

      - As part of the recapitalization, certain employees and management will retain approximately 2.8 million shares, representing approximately $100.4 million in aggregate value ("Retained Shares").

      - The Warrants issued to stockholders will represent in aggregate the right to purchase 5% of the primary shares of the Company immediately after closing, subject to certain terms and conditions.

      - The terms of the Non-Cash Consideration will be set upon the signing of the Merger Agreement. It is expected that MergeCo will have the option to pay the $5.25 per share in Cash at closing in lieu of the Non-Cash Consideration.

                                                         Berenson Minella
======================================================== ================ ======

                                  PROJECT EMMA
================================================================================
                           Transaction Summary (Cont.)

o If, following the execution of the Merger Agreement, a transaction is not consummated between the Company and MergeCo, under certain circumstances, MergeCo will receive a termination fee of $30 million, including expenses.

o Daisy has requested that Berenson Minella deliver an opinion to the Board of Directors of the Company as to whether or not the consideration to be paid to the stockholders of Daisy pursuant to the Merger Agreement is fair from a financial point of view.

                                                         Berenson Minella
======================================================== ================ ======

                                  PROJECT EMMA
================================================================================
                   Overview of Thomas H. Lee Company Proposal

Consideration:                                $30.00 per share in Cash

                                              $5.25 per share in PIK Preferred
                                              Stock and Warrants

Terms of Shareholder Preferred:               Approximately $118.7 million

                                              Dividend rate of 10% plus warrants
                                              equal to 5% of the Company

Acquisition Structure:                        Merger

Timing:                                       Merger completed in 3 to 4 months
                                              after signing of Merger Agreement

Due Diligence:                                Substantially completed

Financing:                                    To be fully committed, subject to
                                              standard terms and conditions,
                                              including market "out"

Financing Sources

      Bank Debt:                              Chase / Bankers Trust / Bear
                                              Stearns / Bank of America
                                              (NationsBank)

      Senior Subordinated Notes:              Bankers Trust / Chase / Bear
                                              Stearns / Bank of America
                                              (NationsBank)

      Preferred Stock:                        Company stockholders

      Equity: Approximately $390.0 million (includes $50.0 million sponsor preferred)
                                              o Thomas H. Lee Company ($289.6
                                                million)
                                              o Ted Ammon and Other Company
                                                management ($100.4 million)

Management Roll-Over:                         Approximately 80% of Theodore
                                              Ammon holdings

                                              Total roll-over of approximately
                                              $100.4 million

Status of Financing Documents:                Draft debt and equity commitment
                                              letters provided

Conditional Upon T.A./Management Roll-Over:   No, however, there is a clear
                                              expectation of a significant
                                              roll-over

Treatment of Existing Public Bonds:           Remains in place

                                                         Berenson Minella
======================================================== ================ ======

                                  PROJECT EMMA
================================================================================
                                Sources and Uses

o The following financing assumptions are based on the latest Thomas H. Lee Company model dated June 22, 1999, with certain adjustments based on information provided by the Company:

(Dollars in Millions, Except Per Share Data)
--------------------------------------------------------------------------------
                             Current    Strike   Value @    Option   Fully-Dil.
Equity Purchase Price         Shares     Price    $35.25   Proceeds    Value
--------------------------------------------------------------------------------
Common Shares Outstanding      19.7               $694.5              $694.5
Options Outstanding             3.5     $17.18     124.4    (60.6)      63.8
QUIPS Shares                    3.9      28.83     138.8               138.8
--------------------------------------------------------------------------------
Total                          27.2               $957.7   ($60.6)    $897.1
Fully-Diluted Shares           25.4
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Sources(A)
--------------------------------------------------------------------------------
Senior Credit Facility                 $315.3
A/R Securitization Facility             114.0
Existing Senior Subordinated Notes      600.1
New HoldCo Notes                        400.0
Sponsor Internet Preferred Stock         50.0
Shareholder PIK Preferred Stock (B)     118.7
Roll-Over Equity (B)                    100.4
New Sponsor Equity                      239.6
--------------------------------------------------------------------------------
Total Sources                        $1,938.1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Uses(A)
--------------------------------------------------------------------------------
Equity Purchase Price                  $897.1
Refinanced Debt                         239.9
Assumed Debt                            714.1
Capitalized Fees and Expenses            59.4
Non-Capitalized Fees and Expenses        27.6

--------------------------------------------------------------------------------
Total Uses                           $1,938.1
--------------------------------------------------------------------------------

(A)   Assumes transaction is completed on September 30, 1999.
(B) Indicated roll-over assumptions and calculation of Non-Cash Consideration has been provided by the Company as of June 23, 1999.

                                                         Berenson Minella
======================================================== ================ ======

                                  PROJECT EMMA
================================================================================
                         Pro Forma Market Capitalization

(Dollars in Millions, Except Per Share Data)

================================================================================
                                 Projected (A)  Pro Forma (B)  % of  LTM EBITDA
                                    9/30/99        9/30/99     Cap.  Multiple(C)
================================================================================
Senior Credit Facility             $  214.0       $  315.3     16.3%    1.2x
A/R Securitization Facility           114.0          114.0      5.9     0.4
Notes Payable                          25.9             --       --      --
8 7/8% Senior Subordinated Notes      350.1          350.1     18.1     1.4
8 5/8% Senior Subordinated Notes      250.0          250.0     12.9     1.0
--------------------------------------------------------------------------------
Total OpCo Debt                    $  954.0       $1,029.4     53.1%    4.0x
New HoldCo Notes                         --          400.0     20.6     1.5
--------------------------------------------------------------------------------
Total HoldCo Debt                  $  954.0       $1,429.4     73.8%    5.5x

Sponsor Internet Preferred Stock         --           50.0      2.6     0.2
Shareholder PIK Preferred Stock          --          118.7      6.1     0.5
--------------------------------------------------------------------------------
Total Debt and Preferred           $  954.0       $1,598.1     82.5%    6.2x

Existing Equity                       897.1          100.4      5.2     0.4
Sponsor Equity                           --          239.6     12.4     0.9
--------------------------------------------------------------------------------
Total Common Equity                $  897.1       $  340.0     17.5%    1.3x

Total Capitalization               $1,851.1       $1,938.1    100.0%    7.5x
--------------------------------------------------------------------------------

(A)   Based on Company forecast.
(B)   Based on Thomas H. Lee Company model dated June 22, 1999.
(C) LTM EBITDA as of September 30, 1999 is forecast to be approximately $258.7 million.

                                                         Berenson Minella
======================================================== ================ ======

                    ========================================

                        Analysis of PIK Preferred Stock

                    ========================================

                                  PROJECT EMMA
================================================================================
                      Summary Terms of PIK Preferred Stock

Issuer:                       Daisy (the "Company")

Security:                     Cumulative PIK Preferred Stock

Maturity:                     December 15, 2012 (13.25 years)

Amount: $118.7 million ($5.25 per share, except for Retained Shares)

Dividends:                    10.0% annual rate (paid semi-annually)

Timing:                       Issued at closing

Liquidation Preference:       $100 per share

Ranking:                      Senior to Common Stock

Call Protection:              NC-5; optional redemption price commencing on
                              December 15 of the years set forth below:
                                    2004                    102.50%
                                    2005                    101.25%
                                    2006 and thereafter     100.00%

Exchangeable:                 Exchangeable at Company's option at any time into
                              equivalent face amount of junior subordinated debentures

Redemption:                   100% equity clawback for first 5 years at $102.50
                              per Preferred Share

Registration:                 SEC Registered

Change of Control:            Investor put option and Company call option at
                              101% if T.H. Lee's ownership decreases below 30%
                              and another party goes above 30%

Trigger Events for Board      Investors will get two board seats upon
Representation:               non-payment of dividends for three periods, cross
                              default on the bonds, bankruptcy or failure to make a mandatory redemption

Warrants:                     Represents 5% of the primary shares outstanding of
                              the Company

                              $0.01 per warrant exercise price

                              Detachable after 180 days

Warrant Exercisability:       Upon an IPO or other Liquidity Event (including a
                              sale of the Company)

Warrant Expiration:           December 15, 2012 (13.25 years)

                                                         Berenson Minella
======================================================== ================ ======

                                  PROJECT EMMA
================================================================================
                        Valuation of PIK Preferred Stock
                            Future Value Methodology

(Dollars in Millions, Except Per Share Data)

Projected Value in Year 5 (A)
--------------------------------------------------------------------------------
EBITDA                                                                 $  385.6
EBITDA Multiple                                                             7.0x
--------------------------------------------------------------------------------
Enterprise Value                                                       $2,698.9
Net Debt                                                                 (989.1)
Value of Internet Investments (C)                                          82.5
Internet Preferred Stock                                                  (67.2)
Shareholder PIK Preferred Stock                                          (193.3)
Proceeds from Exercise of Management Options                               18.9
--------------------------------------------------------------------------------
Fully-Diluted Equity Value                                             $1,550.7

Warrant Value (D)                                      4.8%            $   73.7

Blended IRR                                                                18.0%

--------------------------------------------------------------------------------
                                                                          Per
Present Value as of September 30, 1999 (B)                             Exchanged
                                                        Total          Share (E)
--------------------------------------------------------------------------------
Shareholder PIK Preferred Stock                         $ 84.5           $ 3.74
Implied Value of Warrants                                 32.2             1.42
--------------------------------------------------------------------------------
PIK Preferred Stock and Warrants                        $116.7           $ 5.16
--------------------------------------------------------------------------------

                                        Sensitivity Analysis (B)
-----------------------------------------------------------------------------------------------
                                              Blended IRR
EBITDA   --------------------------------------------------------------------------------------
Multiple   14.0%        15.0%        16.0%        17.0%        18.0%        19.0%        20.0%
-----------------------------------------------------------------------------------------------
  6.0x   $ 5.71       $ 5.47       $ 5.24       $ 5.02       $ 4.81       $ 4.61       $ 4.42
  6.5      5.92         5.67         5.43         5.20         4.99         4.78         4.58
  7.0      6.13         5.87         5.62         5.39         5.16         4.95         4.75
  7.5      6.34         6.07         5.82         5.57         5.34         5.12         4.91
  8.0      6.55         6.27         6.01         5.76         5.52         5.29         5.07

Present Value Excluding Future Value of Internet Investments
  6.0x   $ 5.62       $ 5.38       $ 5.15       $ 4.94       $ 4.73       $ 4.54       $ 4.35
  6.5      5.83         5.58         5.35         5.12         4.91         4.71         4.51
  7.0      6.04         5.79         5.54         5.31         5.09         4.88         4.68
  7.5      6.25         5.99         5.73         5.49         5.26         5.05         4.84
  8.0      6.46         6.19         5.93         5.68         5.44         5.22         5.00

--------------------------------------------------------------------------------

(A) Year 5 EBITDA and Net Debt is estimated based on the weighted average of 2003 and 2004. See Appendix F for further details.

(B) The PIK Preferred Stock and Warrants may trade at a discount or premium to the implied valuation, especially in initial trading.

(C) Based on current value of Internet holdings, computed after tax and after promote. See Appendix A for further details.

(D) Based on 5% warrants at closing, adjusted for the impact of management options.

(E) Based on estimated 22.6 Exchanged Shares (25.4 existing fully-diluted shares less 2.8 estimated Retained Shares).

                                                         Berenson Minella
======================================================== ================ ======

                                  PROJECT EMMA
================================================================================
                    Valuation of PIK Preferred Stock (Cont.)
                            Current Yield Methodology

(Dollars in Millions, Except Per Share Data)

Assumptions
--------------------------------------------------------------------------------

Face Value of PIK Preferred Stock at Closing                            $118.7
Annual Dividend Rate (Paid Semi-Annually)                                 10.0%
Years of Accrual (B)                                                       5.0
Projected Accreted Value                                                $193.3

Estimated Market Yield                                                    18.0%

--------------------------------------------------------------------------------
                                                                          Per
Present Value as of September 30, 1999 (A)                             Exchanged
                                                           Total       Share (C)
--------------------------------------------------------------------------------
Shareholder PIK Preferred Stock                           $ 84.5        $ 3.74
Implied Value of Warrants (D)                               17.9          0.79
--------------------------------------------------------------------------------
PIK Preferred Stock and Warrants                          $102.4        $ 4.53
--------------------------------------------------------------------------------

                              PIK Preferred Stock Sensitivity Analysis (A)
-----------------------------------------------------------------------------------------------
                                              Blended IRR
Years of --------------------------------------------------------------------------------------
 Accrual   14.0%        15.0%        16.0%        17.0%        18.0%        19.0%        20.0%
-----------------------------------------------------------------------------------------------
 5.00      $4.44        $4.25        $4.07        $3.90        $3.74        $3.58        $3.44
 7.50       4.09         3.83         3.59         3.36         3.15         2.96         2.78
10.00       3.76         3.44         3.16         2.90         2.66         2.45         2.25
12.50       3.46         3.10         2.78         2.50         2.25         2.02         1.82
13.25       3.37         3.00         2.68         2.39         2.13         1.91         1.71


                      PIK Preferred Stock and Warrants Sensitivity Analysis (A)(D)
-----------------------------------------------------------------------------------------------
                                              Blended IRR
Years of --------------------------------------------------------------------------------------
 Accrual   14.0%        15.0%        16.0%        17.0%        18.0%        19.0%        20.0%
-----------------------------------------------------------------------------------------------
 5.00      $5.23        $5.04        $4.86        $4.69        $4.53        $4.38        $4.23
 7.50       4.88         4.62         4.38         4.15         3.95         3.75         3.57
10.00       4.55         4.23         3.95         3.69         3.45         3.24         3.04
12.50       4.25         3.89         3.57         3.29         3.04         2.81         2.61
13.25       4.16         3.79         3.47         3.18         2.93         2.70         2.50

--------------------------------------------------------------------------------

(A) The PIK Preferred Stock and Warrants may trade at a discount or premium to the implied valuation, especially in initial trading.

(B) Assumes liquidity event in 5.0 years. The analysis does not include the impact of any redemption premiums, if any.

(C) Based on estimated 22.6 Exchanged Shares (25.4 existing fully-diluteded shares less 2.8 estimated Retained Shares).

(D) Warrants have been valued based on the implied intrinsic value of $35.24 per share ($35.25 purchase price less $0.01 Exercise price).

                                                         Berenson Minella
======================================================== ================ ======

                           ==========================

                               Summary Stock Price
                                   Performance

                           ==========================

                                  PROJECT EMMA
================================================================================
                          1999 Stock Price Performance

                              [LINE GRAPH OMITTED]

   [The following table was depicted as a line graph in the printed material.]

                  [NEED PLOT POINTS FOR THIS GRAPH FROM CLIENT]

----------------------------------
3/22: CSFB issues report
highlighting internet holdings.
----------------------------------

----------------------------------
4/20: BGF announces it is
exploring alternatives.
----------------------------------

----------------------------------
4/28: Intraday high
price of $36 3/16
----------------------------------

----------------------------------
4/30: Implied high
closing price of $31.75
----------------------------------

----------------------------------
3/24: About.com (fka Miningco.com)
IPO at $25 per share.
----------------------------------

----------------------------------
4/15: Worldgate IPO at
$21 per share
----------------------------------

(A) 'After-Tax Internet Investments' value per BGF share estimated based on 25.4 million fully-diluted shares, 11.0% promote and a 20.0% effective capital gains tax.

                                                         Berenson Minella
======================================================== ================ ======

                             =======================

                                Summary Valuation
                                    Analyses

                             =======================

                                  PROJECT EMMA
================================================================================
                               Valuation Summary

                               [BAR GRAPH OMITTED]

   [The following table was depicted as a bar graph in the printed material.]

Note:

--------------------------------------------------------------------------------

Comparable Public      Precedent M&A      Discounted Cash      Premiums Paid
   Companies            Transactions       Flow Analysis         Analysis
-----------------      -------------      ---------------      -------------
    $33.50                 $39.25             $51.00               $41.75
    $27.25                 $32.00             $31.00               $32.50

--------------------------------------------------------------------------------

----------
Note: Yellow shaded region indicates a valuation range of $34.50 to $35.25 per share. Valuation ranges include estimated after-tax and after-promote value of Internet investments of approximately $3.24 per share.

                                                         Berenson Minella
======================================================== ================ ======

                                  PROJECT EMMA
================================================================================
                           Comparable Public Companies

(Dollars in Millions, Except Per Share Data)
--------------------------------------------------------------------------------
                                      Comparable Company       Implied Value
                                         Multiples (B)          Per Share (C)
                       Daisy          ------------------    --------------------
                      Data (A)        Mean        Median      Mean       Median
--------------------------------------------------------------------------------
LTM 3/99 EBITDA       $ 246.6          6.4x        6.7x     $ 26.03     $ 28.75
1999E EBITDA            267.7          5.7         6.0        24.10       27.05
2000E EBITDA            294.9          5.3         5.4        25.47       26.56

LTM 3/99 EPS          $  1.87         14.5x       14.7x     $ 27.18     $ 27.56
1999E EPS                2.15         12.8        12.6        27.52       27.09
2000E EPS                2.69         11.3        11.0        30.40       29.59

--------------------------------------------------------------------------------
Current Value of Internet Investments (D)                   $  3.24     $  3.24
--------------------------------------------------------------------------------

(A) Source: Company financial projections. Daisy LTM EBITDA is pro forma for acquisitions completed to date.

(B) Based on large company trading multiples. Market data as of June 21, 1999. See Appendix B for further details.

(C) Based on 3/99 net debt of $931.7 MM (including $10.0 million adjustment for recent investments) and approximately 25.4 MM fully-diluted shares. Implied Value Per Share excludes value of after-tax and after-promote Internet holdings.

(D) Value of Internet holdings, computed after tax and after promote, per share. See Appendix A for further details.

                                                         Berenson Minella
======================================================== ================ ======

                                  PROJECT EMMA
================================================================================
                           Precedent M&A Transactions

(Dollars in Millions, Except Per Share Data)
--------------------------------------------------------------------------------
                                     Precedent Transaction     Implied Value
                                         Multiples (B)          Per Share (C)
                       Daisy         ---------------------  --------------------
                      Data (A)        Mean        Median      Mean       Median
--------------------------------------------------------------------------------
LTM 3/99 Revenues     $1,838.6        0.9x         0.9x      $28.84      $28.84

LTM 3/99 EBITDA          246.6        7.5          6.7        36.01       28.75

LTM 3/99 EBIT            150.6       12.8         12.5        38.91       37.25

--------------------------------------------------------------------------------
Current Value of Internet Investments (D)                    $ 3.24      $ 3.24
--------------------------------------------------------------------------------

(A) Source: Company data. Daisy LTM results are pro forma for acquisitions completed to date.

(B) Precedent transaction median multiples. See Appendix C for further details.

(C) Based on 3/99 net debt of $931.7 MM (including $10.0 million adjustment for recent investments) and approximately 25.4 MM fully-diluted shares. Implied Value Per Share excludes value of after-tax and after-promote Internet holdings.

(D) Value of Internet holdings, computed after tax and after promote, per share. See Appendix A for further details.

                                                         Berenson Minella
======================================================== ================ ======

                                  PROJECT EMMA
================================================================================
                         Discounted Cash Flow Analysis

SELECTED FINANCIAL DATA (A)
(Dollars in Millions, Except Per Share Data)

-----------------------------------------------------------------------------------------------------------
                                                                       Projected
                                9 Mos End      ------------------------------------------------------------
                                 12/31/99       2000         2001         2002         2003         2004
-----------------------------------------------------------------------------------------------------------
EBITDA                            $220.8       $298.4       $325.9       $348.0       $369.1       $391.1
(Inc) Dec in Working Capital        (3.8)       (13.3)        (8.1)        (8.0)        (7.7)        (8.2)
Capital Expenditures                75.9         95.2         99.8         86.5         87.1         88.8
Unlevered Free Cash Flow            97.6        112.5        122.8        145.9        159.3        170.4

      IMPLIED VALUE PER SHARE AT 3/31/99 (B)

      --------------------------------------------------------------------
                                   EBITDA Exit Multiple
                ----------------------------------------------------------
      WACC       6.00x        6.25x        6.50x        6.75x        7.00x
      --------------------------------------------------------------------
      10.0%     $39.30       $41.38       $43.46       $45.54       $47.62
      11.0%      36.14        38.12        40.09        42.07        44.04
      12.0%      33.16        35.03        36.91        38.79        40.66
      13.0%      30.34        32.12        33.91        35.69        37.47
      14.0%      27.68        29.38        31.07        32.76        34.46

      --------------------------------------------------------------------
      Current Value of Internet Investments (C)                     $ 3.24
--------------------------------------------------------------------------------

(A) Based on Company financial projections with SG&A savings with no acquisitions. See Appendix D for further details.

(B) Based on 3/99 net debt of $931.7 MM (including $10.0 million adjustment for recent investments) and approximately 25.4 MM fully-diluted shares. Implied Value Per Share excludes value of after-tax and after-promote Internet holdings.

(C) Value of Internet holdings, computed after tax and after promote, per share. See Appendix A for further details.

                                                         Berenson Minella
======================================================== ================ ======

                                  PROJECT EMMA
================================================================================
                             Premiums Paid Analysis

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                  Implied Value
                                              Closing        Actual     Internet   Adjusted                         Per Share
                                               Price        Closing     Value Per   Closing       Median      ---------------------
                                                Date         Price      Share (A)    Price      Premium (B)    Actual   Adjusted(C)
-----------------------------------------------------------------------------------------------------------------------------------
1 Day Prior to Announcement                    4/19/99      $ 27.88     ($ 3.38)    $ 24.50        19.2%      $ 33.23     $ 29.20

1 Week Prior to Announcement                   4/13/99        33.75       (5.12)      28.63        23.7%        41.75       35.42

1 Month Prior to Announcement                  3/19/99        27.00       (2.51)      24.49        39.5%        37.67       34.16

-----------------------------------------------------------------------------------------------------------------------------------
Current Value of Internet Investments (D)                                                                          --     $  3.24
-----------------------------------------------------------------------------------------------------------------------------------

(A) Implied per share after-tax and after promote value of Internet investments.

(B)   Source: Mergerstat. See Appendix E for further details.

(C) Indicated Adjusted Implied Value Per Share excludes value of after-tax and after-promote Internet investments.

(D) Value of Internet holdings, computed after tax and after promote, per share. See Appendix A for further details.

                                                         Berenson Minella
======================================================== ================ ======